As filed with the Securities and Exchange Commission on December 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arhaus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-1729256
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

51 E. Hines Hill Road

Boston Heights, Ohio 44236

(440) 439-7700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John Reed

Chief Executive Officer

51 E. Hines Hill Road

Boston Heights, Ohio 44236

(440) 439-7700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Suzanne Hanselman, Esq.

John J. Harrington, Esq.

Baker & Hostetler LLP

127 Public Square, Suite 2000

Cleveland, Ohio 44114-1214

Tel: (216) 621-0200

Fax: (216) 696-0740

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 22, 2022

PROSPECTUS

Arhaus, Inc.

Up to 30,524,202 Shares of Class A Common Stock

Offered by Selling Stockholders

This prospectus relates to the resale from time to time of up to 30,524,202 shares of Class A common stock, par value $0.001 per share, of Arhaus, Inc. (the “Common Stock”) by the selling stockholders identified in this prospectus (the “Selling Stockholders”). We will not receive any proceeds from the sale of the shares offered by this prospectus, however, we have agreed to pay the registration expenses relating to such shares of Common Stock.

We have agreed, pursuant to a registration rights agreement that we entered into with the Selling Stockholders on November 8, 2021, to bear all of the registration expenses incurred in connection with the registration of these shares of Common Stock. The Selling Stockholders will pay discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our Common Stock.

The Selling Stockholders identified in this prospectus may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholders, see the section entitled “Selling Stockholders” on page 17.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is traded on The Nasdaq Global Select Market (the “Nasdaq”) under the symbol “ARHS.” On December 21, 2022, the last reported sale price of our Common Stock was $9.79 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission (the “SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our Common Stock involves risk. See “Risk Factors” on page 9 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this prospectus, the Selling Stockholders may, from time to time, sell up to 30,524,202 shares of our Common Stock as described in this prospectus. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the information incorporated by reference herein or therein. Refer to “Where You Can Find More Information; Incorporation of Certain Information By Reference.”

Neither the delivery of this prospectus nor any sale made using this prospectus implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in or incorporated by reference in this prospectus prepared by us is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context requires otherwise, references to “our company,” “the Company,” “we,” “us,” “our” and “Arhaus” refer to Arhaus, Inc. and its direct and indirect subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us. Our SEC filings are also available free of charge at our website (https://ir.arhaus.com).

We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), filed with the SEC on March 30, 2022;

•

the information specifically incorporated by reference into our 2021 Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A related to our 2022 annual meeting of stockholders, filed with the SEC on April 4, 2022;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May  11, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 11, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022 (collectively, the “2022 Quarterly Reports”);

•	our Current Reports on Form 8-K, filed with the SEC on May 9, 2022, August 8, 2022, August 22, 2022 and December 12, 2022; and

•

the description of our Common Stock contained in our Registration Statement on  Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on November 2, 2021, as supplemented by the “Description of Capital Stock” beginning on page 10 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement) on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Arhaus, Inc.

Attn: Secretary

51 E. Hines Hill Road,

Boston Heights, OH 44236

(440) 439-7700

We maintain an internet site at https://www.arhaus.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus (including any applicable prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our Common Stock described in this prospectus, or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words, such as, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “believe,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2021 Annual Report and the 2022 Quarterly Reports, which are incorporated by reference herein. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	Our reliance on third-party transportation carriers and risks associated with increased freight and transportation costs;

•

Disruption in our receiving and distribution system, including delays in the integration of our new distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers;

•	Our ability to obtain quality merchandise in sufficient quantities;

•	Risks as a result of constraints in our supply chain;

•	A failure of our vendors to meet our quality standards;

•	Declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue;

•	The possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures;

•	Loss, corruption and misappropriation of data and information relating to clients and employees;

•	Changes in and compliance with applicable data privacy rules and regulations;

•	Our ability to manage and maintain the growth rate of our business;

•	Our ability to anticipate changes in consumer preferences;

•	Risks related to maintaining and increasing Showroom traffic and sales;

•	Our ability to compete in our market;

•	Our ability to adequately protect our intellectual property;

•	Compliance with applicable governmental regulations;

•	The COVID-19 pandemic and its effect on our business;

•	Effectively managing our eCommerce business and digital marketing efforts;

•	Compliance with SEC rules and regulations as a public reporting company; and

•

The dual class structure of our common stock, which has the effect of concentrating voting power with John Reed, our current CEO (our “Founder”), and the Reed 2013 Generation Skipping Trust and the 2018 Reed Dynasty Trust (the “Founder Family Trusts”), gives our Founder and the Founder Family Trusts substantial control over us, including over matters that require the approval of stockholders, and their interests may conflict with ours or those of our stockholders.

See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus or any applicable prospectus supplement from our filings with the SEC, including our 2021 Annual Report, 2022 Quarterly Reports and our subsequent filings with the SEC, as incorporated by reference into this prospectus.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in this prospectus and does not contain all of the information you should consider before buying the shares of our Common Stock. You should read the entire prospectus carefully, especially the “Risk Factors” section and financial statements and the related notes incorporated by reference into this prospectus, before deciding to invest in the shares of our Common Stock. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Founded in 1986 by John Reed, our current CEO, and his father, the Company is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. We were founded on a simple idea: furniture should be responsibly sourced, lovingly made and built to last. Today, we partner with artisans around the world who share our vision, creating beautiful, premium and heirloom-quality home furnishings that clients can use for generations. On November 4, 2021, the Company completed its initial public offering (“IPO”) of its Class A common stock, which is traded on the Nasdaq under the symbol “ARHS.”

Our vertical model, consisting of our in-house design and product development team, upholstery manufacturing capabilities, direct vendor sourcing, and direct-to-consumer selling, allows us to offer a differentiated approach to furniture and décor. We offer merchandise in a number of categories, including furniture, outdoor, lighting, textiles, and décor. Our curated assortments are presented across our sales channels in sophisticated, family friendly and unique lifestyle settings.

Based on third-party reports and publicly available data, we estimate the U.S. premium home furnishing market is approximately $60 billion, with the potential to grow at a compounded annual growth rate, or CAGR, of approximately 10% between 2019 and 2024. This attractive market is highly fragmented, served by many small independent furniture stores, which favorably positions us to grow profitably and gain market share. We believe we are well positioned within this market due to our unique direct-to-consumer approach, momentum, scale and growth strategies.

Our products are designed to be used and enjoyed throughout the home and are sourced directly from a network of more than 400 vendors with no wholesale or dealer markup. Our product development teams work alongside our direct sourcing partners to bring to market proprietary merchandise that is a great value to clients. These relationships, along with our vertical model, allow us to provide higher quality products at more competitive prices than both smaller independent operators and larger competitors.

We believe in providing a dynamic and welcoming experience in our Showrooms and online with the conviction that retail is theater. Our national omni-channel business positions our retail locations as Showrooms for our brand, while our website acts as a virtual extension of our Showrooms. Our theater-like Showrooms are highly inspirational and function as an invaluable brand awareness vehicle. Our seasoned sales associates and in-home designers provide expert advice and assistance to our client base that drives significant client engagement. Our omni-channel model allows clients to begin or end their shopping journey online, while also experiencing our theater-like Showrooms throughout the shopping journey. As of September 30, 2022, we operated 80 Showrooms, 67 with in-home interior designers. Our Showrooms span 28 states and consist of 72 traditional showrooms, 5 Design Studios and 3 Outlets.

Registration Rights Agreement

In connection with the completion of the IPO, on November 8, 2021, we entered into a registration rights agreement with the former holders of FS Arhaus Holding Inc. (“Arhaus Holding”), including FS Equity Partners

VI, L.P. and FS Affiliates VI, L.P. (collectively, the “Freeman Spogli Funds”), and the former holders of Homeworks Holdings, Inc. (“Homeworks”), including our Founder and the John P. Reed Trust dated 4/29/1985, as amended, the Reed 2013 Generation Skipping Trust, The John P. Reed 2019 GRAT (the term of which has since expired) and the 2018 Reed Dynasty Trust (collectively, the “Class B Trusts”). This agreement provides the stockholders party thereto certain registration rights as described below.

Demand Registration Rights

At any time beginning six months after the completion of the IPO, the former holders of Arhaus Holding and the former holders of Homeworks have the right to demand that we file registration statements. These registration rights are subject to certain conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under certain circumstances.

Piggyback Registration Rights

At any time after the completion of the IPO, if we propose to register any shares of our Class A common stock or other equity securities under the Securities Act for our own account or for the account of any other person, then all stockholders party to the registration rights agreement are entitled to notice of such proposed registration and will have the opportunity to include their shares of Class A common stock in the registration statement, subject to certain conditions and limitations, including the right of the underwriters, if any, to limit the number of shares in any such registration.

Shelf Registration Rights

At any time after we have qualified for the use of a Form S-3 registration statement, the former holders of Arhaus Holding and the former holders of Homeworks are entitled to have their shares of Class A common stock, including shares issuable upon conversion of Class B common stock, registered by us on a Form S-3 registration statement, subject to certain conditions and limitations, at our expense.

Expenses and Indemnification

We will pay all expenses relating to any demand, piggyback or shelf registration, other than underwriting fees, discounts or commissions, subject to specified limitations. The registration rights agreement also requires that we indemnify the stockholders party to the agreement against certain liabilities that may arise under the Securities Act.

Corporate Information

We were initially formed on July 14, 2021 as a Delaware corporation. Our corporate headquarters are located at 51 E. Hines Hill Road, Boston Heights, Ohio 44236. Our telephone number is (440) 439-7700. Our principal website address is https://www.arhaus.com. We have included our website address in this prospectus as an inactive textual reference only. The information contained on, or that may be obtained through, our website is not part of, and is not incorporated into, this prospectus.

Implications of Being an Emerging Growth Company

As of the date of this prospectus, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting and other requirements that are otherwise generally applicable to public companies. As a result:

•	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•

we are not required to comply with the requirement of the Public Company Accounting Oversight Board, or PCAOB, regarding the communication of critical audit matters in the auditor’s report on the financial statements;

•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

•

we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced reporting and other requirements until the last day of our fiscal year following the fifth anniversary of the completion of this offering, or such earlier time that we are no longer an emerging growth company, including if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to adopt the reduced requirements with respect to our financial statements and the related selected financial data and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure, incorporated by reference into this prospectus.

In addition, the JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity.

THE OFFERING

Common Stock Offered by the Selling Stockholders	Up to 30,524,202 Shares

Use of Proceeds	We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus.

Risk Factors	Investing in shares of our Common Stock involves a high degree of risk. For a discussion of factors you should carefully consider before investing in shares of our Common Stock, see “Risk Factors” on page 9 of this prospectus.

Trading Symbol	ARHS

RISK FACTORS

You should consider the specific risks described in our 2021 Annual Report and 2022 Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our Common Stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All of the shares of our Common Stock offered by this prospectus are being registered for the account of the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our Common Stock covered by this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the shares of Common Stock.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common and preferred stock, including (i) the material terms of our amended and restated certificate of incorporation and amended and restated bylaws and (ii) certain applicable provisions of Delaware law, including Delaware General Corporation Law (the “DGCL”). We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, each of which have been filed as exhibits to the registration statement of which this prospectus is a part. The descriptions herein are qualified in their entirety by our amended and restated certificate of incorporation, and amended and restated bylaws. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

General

Our amended and restated certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our amended and restated certificate of incorporation authorizes capital stock consisting of:

•	600,000,000 shares of Class A common stock, par value $0.001 per share;

•	100,000,000 shares of Class B common stock, par value $0.001 per share; and

•	50,000,000 shares of preferred stock, par value $0.001 per share.

Class A and Class B Common Stock

We have two classes of duly authorized, validly issued, fully paid and non-assessable common stock: Class A common stock and Class B common stock. All authorized but unissued shares of our Class A common stock and Class B common stock are available for issuance by us without any further stockholder action, except as required by the listing standards of Nasdaq. Our amended and restated certificate of incorporation provides that the rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights.

Voting Rights

Each holder of our Class A common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, and each holder of our Class B common stock is entitled to ten votes per share on all matters submitted to a vote of the stockholders. The holders of our Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation.

Delaware law requires holders of our Class A common stock to vote separately as a single class if we were to seek to change the par value of the common stock or amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of the common stock as a whole in a way that would adversely affect the holders of Class A common stock.

As a result, in these limited instances, the holders of a majority of the Class A common stock could defeat any amendment to our certificate of incorporation. For example, if a proposed amendment of our amended and restated certificate of incorporation provided for the Class A common stock to rank junior to the Class B common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired or (iii) any other right, Delaware law would require the vote of the Class A common stock. In this instance, the holders of a majority of Class A common stock could defeat that amendment to our amended and restated certificate of incorporation.

Our amended and restated certificate of incorporation provides that the number of authorized shares of preferred stock, Class A common stock or Class B common stock may be increased or decreased (but not below the number of shares of preferred stock, Class A common stock and Class B common stock then outstanding) by the affirmative vote of the holders of a majority of the outstanding voting power of all of our outstanding stock, voting together as a single class. As a result, the holders of a majority of the outstanding Class B common stock can approve an increase or decrease in the number of authorized shares of Class A common stock without a separate vote of the holders of Class A common stock. This could allow us to increase and issue additional shares of Class A common stock beyond what is currently authorized in our certificate of incorporation without the consent of the holders of our Class A common stock.

The holders of common stock do not have cumulative voting rights in the election of directors.

Dividends

Subject to preferences that may be applicable to any preferred stock then outstanding, holders of our Class A common stock and Class B common stock are entitled to receive ratable dividends, if any, as may be declared from time to time by the board of directors at its discretion out of legally available funds for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value. In addition, holders of our Class A common stock would be entitled to vote separately as a class on dividends and distributions if the holders of Class A common stock were treated adversely. As a result, if the holders of Class A common stock are treated adversely in any dividend or distribution, the holders of a majority of Class A common stock could defeat that dividend or distribution.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution or winding up or a deemed liquidation, the holders of our Class A common stock and Class B common stock are entitled to share equally and ratably in the assets legally available for distribution to stockholders after the payment of all of our outstanding debts and other liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of each class of common stock, including the Class A common stock, voting separately as a class. As a result, the holders of a majority of each class of common stock, including the Class A common stock, could defeat a proposed distribution of any assets on our liquidation, dissolution, or winding up or deemed liquidation if that distribution were not to be shared equally, identically, and ratably. If a change-of-control transaction is not considered a deemed liquidation, such transaction shall require the approval of the affirmative vote of the holders of a majority of the outstanding shares of each class of common stock, including the Class A common stock, voting separately as a class.

Subdivisions and Combinations

If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a class.

No Preemptive or Similar Rights

Except for the conversion provisions for our Class B common stock described below, holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Conversion Rights

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of our Class B common stock will convert automatically into one share of our Class A common stock upon any transfer, whether or not for value, except certain transfers to entities, to the extent the transferor retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock, and certain other transfers described in our amended and restated certificate of incorporation. All outstanding shares of our Class B common stock will convert into shares of our Class A common stock upon the earliest to occur of (i) twelve months after the death or incapacity of our Founder, and (ii) the date upon which the then outstanding shares of Class B common stock first represent less than 10% of the voting power of the then outstanding shares of Class A common stock and Class B common stock.

Assessment

All outstanding shares of our Class A common stock are fully paid and non-assessable.

Preferred Stock

Subject to limitations prescribed by Delaware law, our board of directors may fix the rights, preferences, privileges and restrictions of up to an aggregate of 50,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. As of the date of this prospectus, no shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock. Our board of directors may issue preferred stock as an anti-takeover measure without any further action by the holders of common stock.

Forum Selection

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by applicable law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws, (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting a claim governed by the internal affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. In the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the types of actions and proceedings specified above, this choice of forum provision limits a stockholder’s ability to bring a claim subject to this provision in another judicial forum, including in a judicial forum that it may find favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Registration Rights

Certain holders of our Class A common stock and our Class B common stock are entitled to rights with respect to the registration of their shares, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, under the Securities Act. See “Prospectus Summary — Registration Rights Agreement” for more information.

Investor Rights Agreement

The Freeman Spogli Funds, our Founder and the Class B Trusts have certain rights and obligations with respect to voting for the nomination of certain directors and director nominees and with respect to board committee membership.

Anti-Takeover Provisions

Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. These provisions also are designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. They, however, also give our board of directors the power to discourage acquisitions that some stockholders may consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include several provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team.

Dual Class Stock. As described above in “— Class A and Class B Common Stock — Voting Rights,” our amended and restated certificate of incorporation provides for a dual class common stock structure, as a result of which our Founder and related trusts are the sole holders of shares of Class B common stock and hold the majority of the voting power of our outstanding capital stock as of the date of this prospectus. As a result, our

Founder and related trusts could be able to determine or significantly influence any action requiring the approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporation transactions.

Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. Consequently, it would be more difficult to change the composition of our board of directors.

Classified Board of Directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders are not able to take action by written consent for any matter and may only take action at annual or special meetings. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated certificate of incorporation further provides that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our chief executive officer, or our president, thus limiting the ability of a stockholder to call a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise, and our amended and restated certificate of incorporation does not provide for cumulative voting. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Directors Removed Only for Cause. Our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholders may remove directors only for cause and, in addition to any other vote required by law, upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by our stockholders, to issue up to 50,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Amendment of Charter and Bylaws Provisions. The amendment of any of the foregoing provisions, other than the provision making it possible for our board of directors to issue shares of preferred stock, would require the approval of two-thirds of the then-outstanding voting power of our capital stock. Our amended and restated bylaws provide that approval of stockholders holding two-thirds of the then-outstanding voting power of our capital stock is required for stockholders to amend or adopt any provision of our bylaws.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers, and as a consequence, they also may inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions also may have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Delaware Law

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Corporate Opportunity

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to a corporation or its officers, directors, or stockholders. In our amended and restated certificate of incorporation, to the fullest extent permitted by applicable law, we renounce any interest or expectancy that we have in any business opportunity, transaction, or other matter in which Freeman Spogli & Co. (“Freeman Spogli”), any officer, director, partner, or employee of any entity comprising a Freeman Spogli entity, and any portfolio company in which such entities or persons have an equity interest (other than us) (each, an “Excluded Party”), participates or desires or seeks to participate in, even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Each such Excluded Party shall have no duty to communicate or offer such business opportunity to us and, to the fullest extent permitted by applicable law, shall not be liable to us or any of our stockholders for breach of any fiduciary or other duty, as a director or officer or controlling stockholder, or otherwise, by reason of the fact that such Excluded Party pursues or acquires such business opportunity, directs such business opportunity to another person, or fails to present such business opportunity, or information regarding such business opportunity, to us. Notwithstanding the foregoing, our amended and restated certificate of incorporation does not renounce any interest or expectancy we may have in any business opportunity, transaction or other matter that is (1) offered in writing solely to one of our directors or officers who is not also an Excluded Party, (2) offered to an Excluded Party who is one of our directors, officers or employees and who is offered such opportunity solely in his or her capacity as one of our directors, officers or employees, or (3) identified by an Excluded Party solely through the disclosure of information by or on our behalf.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions limiting the liability of our directors and officers, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board of directors.

In addition, we have entered into indemnification agreements with our directors and executive officers, which require us to indemnify them.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Trading Symbol and Market

Our Class A common stock is listed on the Nasdaq under the symbol ARHS. We do not intend to list the Class B common stock on any securities exchange.

SELLING STOCKHOLDERS

The Selling Stockholders indicated below have elected to have their shares of Common Stock registered for resale pursuant to the registration rights agreement and may resell from time to time up to 30,524,202 shares of our Common Stock (plus an indeterminate number of shares of our Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Other parties to the registration rights agreement have elected to waive their rights to have their shares of Common Stock registered pursuant to this prospectus at this time.

The following table shows information as of December 6, 2022 regarding (i) the number of shares of Common Stock held of record or beneficially by the Selling Stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the Selling Stockholders. The beneficial ownership of the Common Stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of shares owned prior to completion of the offering is based on 52,947,617 shares of Common Stock outstanding as of December 6, 2022.

	Shares of Common Stock beneficially owned before this offering		Shares of Common Stock offered pursuant to this prospectus	Shares of Common Stock beneficially owned after this offering
Name of Selling Stockholders	Number of shares(1)	Percentage of shares	Number of shares(1)	Number of shares(1)	Percentage of shares
FS Equity Partners VI, L.P.(2)	29,280,391	55.30%	29,280,391	—	—
FS Affiliates VI, L.P.(2)	1,243,811	2.35%	1,243,811	—	—

(1)

We do not know when or in what amounts the Selling Stockholders may offer shares of Common Stock for sale. The Selling Stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholders.

(2)

Messrs. Brad J. Brutocao and John M. Roth, members of our board of directors, are managing members of FS Capital Partners VI, LLC, the general partner of each of FS Equity Partners VI, L.P. and FS Affiliates VI, L.P. and are members of Freeman Spogli & Co. The business address of FS Equity Partners VI, L.P., FS Affiliates VI, L.P. and FS Capital Partners VI, LLC is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

PLAN OF DISTRIBUTION

The Selling Stockholders may sell the Common Stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The Common Stock may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If applicable, the underwriters, the offering price and other terms would be described therein.

Offers to purchase the Common Stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Common Stock from time to time. Any agent involved in the offer or sale of the Common Stock will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the Common Stock being offered by this prospectus, the Common Stock will be sold to the dealer, as principal. The dealer may then resell the Common Stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the Common Stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Common Stock to the public. In connection with the sale of the Common Stock, the Selling Stockholders, or the purchasers of Common Stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the Common Stock as a principal, and may then resell the Common Stock at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the Common Stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions they receive and any profit they realize on resale of the Common Stock may be deemed to be underwriting discounts and commissions. The Selling Stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the offering of Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. This may include over-allotments or short sales of the Common Stock, which involve the sale by persons participating in the offering of more Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Common Stock by bidding for or purchasing Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Common Stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act, or Rule 144, may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Stockholders may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with the Selling Stockholders, or perform services for the Selling Stockholders, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Baker & Hostetler LLP, Cleveland, Ohio, will pass upon the validity of the Common Stock offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us.

SEC registration fee		$31,888.51
Blue sky qualification fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Company is governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Company’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Company has also entered into indemnification agreements with its directors and executive officers. These agreements, among other things, require the Company to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including advancement of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or executive officer.

Pursuant to Section 102(b)(7) of the DGCL, the Company’s certificate of incorporation contains a provision eliminating the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Company maintains customary policies of insurance that provide coverage (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers.

Item 16.	Exhibits.

The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Arhaus, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 10, 2021).

3.2	Amended and Restated Bylaws of Arhaus, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 10, 2021).

4.1*	Registration Rights Agreement, dated as of November 8, 2021, among Arhaus, Inc., FS Equity Partners VI, L.P., FS Affiliates VI, L.P., Starrett Family Trust, Dated 4-11-99, Norman S. Matthews, Gregory M. Bettinelli, John P. Reed, 2018 Reed Dynasty Trust u/a/d December 24, 2018, John P. Reed Trust u/a/d April 29, 1985, Reed 2013 Generation-Skipping Trust u/a/d October 22, 2013, and The John P. Reed 2019 GRAT u/a/d December 31, 2019.

5.1*	Opinion of Baker & Hostetler LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act and to deliver or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide interim financial information required to be presented by Article 3 of Regulation S-X.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston Heights, State of Ohio, on December 22, 2022.

ARHAUS, INC.

By:	/s/ John Reed
Name:	John Reed
Title:	Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of John Reed and Dawn Phillipson, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including all pre- and post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2022.

Signature	Title

/s/ John Reed John Reed	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dawn Phillipson Dawn Phillipson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Albert Adams Albert Adams	Director

/s/ Bill Beargie Bill Beargie	Director

/s/ Brad J. Brutocao Brad J. Brutocao	Director

/s/ Rick Doody Rick Doody	Director

/s/ Andrea Hyde Andrea Hyde	Director

Signature	Title

/s/ John Kyees John Kyees	Director

/s/ Gary Lewis Gary Lewis	Director

/s/ John M. Roth John M. Roth	Director